Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

LifeVantage Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.0001 par value per share	—	(1)	(1)	(1)	(1)	(1)	—	—	—	—
	Equity	Preferred stock, $0.0001 par value per share	—	(1)	(1)	(1)	(1)	(1)	—	—	—	—
	Debt	Debt Securities	—	(1)	(1)	(1)	(1)	(1)	—	—	—	—
	Other	Warrants	—	(1)	(1)	(1)	(1)	(1)	—	—	—	—
	Other	Units(2)	—	(1)	(1)	(1)	(1)	(1)	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	(1)(3)	$0.00013810	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities

Exhibit 107

Equity	Common stock, $0.0001 par value per share	415(a)(6)	(3)	—	—	—	—	S-3	333-271061	April 06, 2023	—
Equity	Preferred stock, $0.0001 par value per share	415(a)(6)	(3)	—	—	—	—	S-3	333-271061	April 06, 2023	—
Debt	Debt Securities	415(a)(6)	(3)	—	—	—	—	S-3	333-271061	April 06, 2023	—
Other	Warrants	415(a)(6)	(3)	—	—	—	—	S-3	333-271061	April 06, 2023	—
Other	Units(2)	415(a)(6)	(3)	—	—	—	—	S-3	333-271061	April 06, 2023	—
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(3)	—	$75,000,000 (3)	—	—	S-3	333-271061	April 06, 2023	$8,265.00
Total Offering Amounts					$75,000,000 (1)(3)	—	—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							—

Exhibit 107

(1)
An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $75,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement consists of $75,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-271061), which was declared effective on April 6, 2023 (the “Prior Registration Statement”). The $8,265.00 filing fee associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) pursuant to the Prior Registration Statement is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.